Exhibit 99.6

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Consolidated Financial Statements

(Unaudited)

September 30, 2014

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

September 30, 2014

Table of Contents

Page(s)

Consolidated Financial Statements:

Consolidated Balance Sheets	1

Consolidated Statements of Operations	2

Consolidated Statements of Member’s Equity	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5 – 7

Tapestry Wind, LLC

(A Delaware Limited Liability Company)

Consolidated Balance Sheets

(Amounts in thousands)

	(Successor)	(Predecessor)
	September 30, 2014	December 31, 2013
	(Unaudited)
Assets

Current assets:
Cash	$6,207	$3,968
Accounts receivable	2,030	3,963
Accounts receivable from related parties	13	—
Inventory	5,870	82
Prepaid expenses and other current assets	263	424
Total current assets	14,383	8,437

Property, plant and equipment	280,000	450,727
Accumulated depreciation	(6,607)	(56,947)
Net plant and equipment	273,393	393,780

Inventory deposits	—	5,640
Deferred financing costs, net	—	6,667
Power purchase agreements, net of accumulated amortization of $1,324	65,676	—
Restricted cash long-term	—	9
Long-term derivative assets	3,302	4,457

Total assets	$356,754	$418,990

Liabilities & Member’s Equity

Current liabilities:
Accounts payable	$765	$2,555
Accounts payable to related parties	270	148
Accrued liabilities	1,073	845
Derivative liability - current	3,204	—
Interest payable	28	27
Current maturities of long-term obligations	10,438	9,812
Total current liabilities	15,778	13,387

Long-term debt, net of current portion	184,307	191,523
Deferred revenue, net	—	109,745
Asset retirement obligation	416	8,088
Total liabilities	200,501	322,743

Commitments and contingencies

Member’s equity	156,253	96,247

Total liabilities and member’s equity	$356,754	$418,990

See accompanying notes to financial statements.

Tapestry Wind, LLC

(A Delaware Limited Liability Company)

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands)

	(Successor)	(Predecesor)	(Successor)	(Predecesor)	(Predecesor)
	Three months ended September 30,	Three months ended September 30,	Six months ended September 30,	Three months ended March 31,	Nine months ended September 30,
	2014	2013	2014	2014	2013
	(In thousands)

Operating Revenues
Electric revenue	$13,374	$1,937	$16,277	$4,852	$10,690
Lease and other revenue	(6,850)	4,759	28	8,920	18,917
Power purchase agreement amortization	(1,324)	—	(1,324)	—	—
Operating revenues from marketing affiliate	(12)	(47)	(24)	(108)	(64)
Grant revenue	—	1,552	—	1,552	4,656

Total operating revenues	5,188	8,201	14,957	15,216	34,199

Operating Expenses
Depreciation and accretion	1,649	5,763	6,691	5,768	17,276
Maintenance and other operating costs	2,321	2,254	4,595	2,273	6,597
General and administrative	—	45	—	170	315

Total operating expenses	3,970	8,062	11,286	8,211	24,188

Income from operations	1,218	139	3,671	7,005	10,011

Other Income (Expense)
Interest income	2	—	3	—	1
Interest expense	(1,526)	(2,811)	(3,039)	(2,701)	(8,427)

Total other income (expense)	(1,524)	(2,811)	(3,036)	(2,701)	(8,426)

Net income (loss)	$(306)	$(2,672)	$635	$4,304	$1,585

Other Comprehensive Income (Loss):
Unrealized (loss) gain on derivatives	$(4,237)	$328	$(7,950)	$(2,510)	$12,073
Other comprehensive (loss) income	(4,237)	328	(7,950)	(2,510)	12,073
Comprehensive (loss) income	$(4,543)	$(2,344)	$(7,315)	$1,794	$13,658

See accompanying notes to financial statements.

Tapestry Wind, LLC

(A Delaware Limited Liability Company)

Unaudited Consolidated Statements of Member’s Equity

(Amounts in thousands)

	Capital Contributions	Capital Distributions	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Purchase Non- Controlling Interest	Total Member’s Equity

Balance at December 31, 2013 (audited)	$447,139	$(347,959)	$(2,587)	$4,457	$(4,803)	$96,247

Distributions to member	—	(1,100)	—	—	—	(1,100)
Net income	—	—	4,304	—	—	4,304
Other comprehensive loss	—	—	—	(2,510)	—	(2,510)

Balance at March 31, 2014 (a)	$447,139	$(349,059)	$1,717	$1,947	$(4,803)	$96,941

Balance at April 1, 2014 (a)	$166,114	$—	$—	$—	$—	$166,114

Distributions to member	—	(6,259)	—	—	—	(6,259)
Net loss	—	—	635	—	—	635
Other comprehensive loss	—	—	—	(4,237)	—	(4,237)

Balance at September 30, 2014	$166,114	$(6,259)	$635	$(4,237)	$—	$156,253

(a) The differences in the equity balances at March 31, and April1, 2014 reflect the application of pushdown accounting as result of the EME Acquisition.

See accompanying notes to financial statements.

Tapestry Wind, LLC

(A Delaware Limited Liability Company)

Unaudited Consolidated Statements of Cash Flows

(Amounts in thousands)

	(Successor)	(Predecessor)
	Six months ended September 30,	Three months ended March 31,	Nine months ended September 30,
	2014	2014	2013

Cash flows from operating activities:
Net income	$635	$4,304	$1,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	8,015	6,054	18,172
Amortization of deferred revenue	—	(1,552)	(4,656)
Changes in derivative instruments	(1,772)	—	—
Changes in assets and liabilities:
Accounts receivable	4,771	(2,851)	1,821
Inventory deposits	—	(148)	(3,505)
Prepaid expenses and other current assets	(18)	179	105
Accounts payable	(80)	(1,588)	620
Accrued liabilities	33	195	(376)
Interest payable	2	(1)	(1)
Net cash provided by operating activities	11,586	4,592	13,765

Cash flows from investing activities:
Capital expenditures	—	—	(876)
Restricted cash	—	9	—
Net cash provided by investing activities	—	9	(876)

Cash flows from financing activities:
Member’s distributions	(7,259)	(1,100)	(8,692)
Repayment of long-term debt	(3,218)	(3,371)	(5,316)
Net cash used in financing activities	(10,477)	(4,471)	(14,008)

Net increase (decrease) in cash and cash equivalents	1,109	130	(1,119)
Cash at beginning of period	4,098	3,968	6,450

Cash at end of period	$5,207	$4,098	$5,331

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,809	$2,414	$7,530

See accompanying notes to financial statements.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements

September 30, 2014

(1)                     The Company

(a)                     Formation

Tapestry Wind, LLC (Tapestry), a Delaware limited liability company, was formed on September 26, 2011 in anticipation of issuing debt in 2012 based on future cash flows from a portfolio of wind projects. Tapestry is a wholly owned subsidiary of NRG Wind LLC. (NRG Wind), is a wholly owned subsidiary of NRG Energy Gas and Wind Holdings LLC, in turn a wholly owned subsidiary of NRG Energy, Inc. (NRG or Parent).

Tapestry, along with NRG Wind, was originally a wholly owned subsidiary of Edison Mission Energy, Inc. (EME), Tapestry received, as capital contributions, ownership interest in the three wind projects described below: Taloga Wind, Pinnacle Wind, and Buffalo Bear. Tapestry and its subsidiaries are referred to herein as the “Company.”

(b)                     Description of Projects

Taloga

Tapestry owns a 100% interest in Taloga Wind, LLC (Taloga), which owns a 129.6-megawatt wind farm located in Dewey County, Oklahoma. The project sells electricity to Oklahoma Gas and Electric Company under a 20-year power purchase agreement (PPA). The project achieved commercial operation in July 2011.

Pinnacle

Tapestry owns a 100% interest in Pinnacle Wind, LLC (Pinnacle), which owns a 55.2-megawatt wind farm located in Mineral County, West Virginia. The project sells electricity to The Maryland Department of General Services and The University System of Maryland under PPAs with terms of 20 years for each respective institution. The project achieved commercial operation in December 2011.

Buffalo Bear

Tapestry owns a 100% interest in Buffalo Bear, LLC (Buffalo Bear), which owns a 18.9-megawatt wind farm located in Harper County, Oklahoma. The project sells electricity to Western Farmers Electric Cooperative under a 25-year PPA. The project achieved commercial operation in December 2008.

Taloga, Pinnacle, and Buffalo Bear are individually referred to as a “Project” or collectively referred to as “Projects.”

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements

September 30, 2014

(c)                      Predecessor and Successor Reporting

As further discussed in note 2, Business Acquisition, on April 1, 2014, NRG completed the acquisition of substantially all of the assets of EME, or the EME Acquisition, including its member interests in the Company. The EME Acquisition was accounted for under the acquisition method of accounting. Fair value adjustments have been pushed down to the Company, resulting in the Company’s assets and liabilities being recorded at fair value at April 1, 2014. In addition, effective with the EME Acquisition, the Company adopted the accounting policies of NRG. Therefore, the Company’s financial information prior to the EME Acquisition is not comparable to its financial information subsequent to the EME Acquisition.

As a result of the impact of pushdown accounting, the financial statements and certain note presentations separate the Company’s presentations into two distinct periods, the period before the consummation of the EME Acquisition (labeled predecessor) and the period after that date (labeled successor), to indicate the application of different basis of accounting between the periods presented.

The following notes should be read in conjunction with the accounting policies and other disclosures as set forth in the notes to the Company’s annual financial statements. Interim results are not necessarily indicative of results for a full year.

(2)                     Business Acquisition

On April 1, 2014, NRG completed the acquisition of substantially all of the assets of EME. The acquisition was recorded as a business combination under ASC 805, Business Combinations, with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The impact of the acquisition method of accounting was pushed down to the Company, resulting in assets and liabilities of the Company being recorded at fair value as of April 1, 2014.  The initial accounting for the business combination is not complete because the evaluation necessary to assess the fair values of certain assets acquired is still in process.  The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that exists as of the acquisition date.

The preliminary allocation of assets and liabilities is as follows (in thousands):

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements

September 30, 2014

Acquisition Date
Fair Value
Assets
Current and non-current assets	$33,980
Net plant and equipment	280,000
Power purchase agreements	67,000
Total assets acquired	$380,980

Liabilities
Current and non-current liabilities	16,903
Long-term debt	197,963
Total liabilties assumed	$214,866

Net assets acquired	$166,114

Fair Value Measurements

The fair values of the property, plant and equipment and intangible assets at the acquisition date were measured primarily based on significant inputs that are not observable in the market and thus represent a Level 3 measurement as defined in ASC 820.  Significant inputs were as follows:

Property, plant and equipment — The estimated fair values were determined primarily based on an income method using discounted cash flows and validated using a market approach based on recent transactions of comparable assets.  The income approach was primarily relied upon as the forecasted cash flows more appropriately incorporate differences in regional markets, plant types, age, useful life, equipment condition and environmental controls of each asset. The income approach also allows for a more accurate reflection of current and expected market dynamics such as supply and demand, commodity prices and regulatory environment as of the acquisition date.

Power purchase agreements — The fair value of the PPAs acquired was determined utilizing a variation of the income approach where the expected future cash flows resulting from the acquired PPAs were reduced by operating costs and charges for contributory assets and then discounted to present value at the weighted average cost of capital of an integrated utility peer group adjusted for project-specific financing attributes.  The values were corroborated with available market data.  The PPAs will be amortized over a term of approximately 17 years.

TAPESTRY WIND, LLC AND SUBSIDIARIES

(A Delaware Limited Liability Company)

Notes to Unaudited Consolidated Financial Statements

September 30, 2014

(3)                     Derivative Instruments and Hedging Activity

The Company has fixed for floating interest rate swaps for 90% of its outstanding term loan amount. The notional amount of the swaps was approximately $175,271,000 as of September 30, 2014. The Company also entered into forward starting interest rate agreements to hedge the probable forecasted refinancing of the final maturity payment of the term loan and shall be effective on December 21, 2021. The following table summarizes the effects of the swaps on the Company’s accumulated other comprehensive income (OCI) balance, which reflects the change in the fair value of the swaps (amounts in thousands):

Accumulated OCI balance as of April 1, 2014	$—

Mark-to-market of cash flow hedge accounting contracts	(4,237)

Accumulated OCI balance as of September 30, 2014	$(4,237)

(4)                     Subsequent events

These financial statements and notes reflect the Company’s evaluation of events occurring subsequent to the balance sheet date through January 16, 2015, the date that the financial statements are available to be issued.